Exhibit 99.1

Scientific Games Announces Third Quarter 2012 Results

NEW YORK, November 6, 2012 - Scientific Games Corporation (Nasdaq: SGMS) today announced results for the third quarter ended September 30, 2012.

Summary Financial Results

($ in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$227.5	$222.7	$691.4	$639.6
Operating income	13.2	21.4	44.5	64.6
Attributable EBITDA	82.5	81.7	252.7	247.2

Net loss	(27.1)	(4.1)	(37.9)	(4.0)
Net loss per share	($0.30)	($0.04)	($0.41)	($0.04)

Total capital expenditures	$29.7	$24.2	$80.0	$68.4
Free cash flow	($5.1)	$30.8	$27.9	$84.3

Attributable EBITDA and free cash flow as used herein are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.

Recent Business Highlights

▪	Scientific Games’ U.S. instant ticket and lottery systems customers’ retail sales increased 8.9% and 8.5%, respectively, in the third quarter of 2012 compared to the prior-year period, based on third-party data
▪	Global Draw’s U.K. total gross win and gross win per terminal per day increased 8.1% and 6.5%, respectively, in the third quarter of 2012 versus the prior-year period, excluding William Hill’s gross win in the prior-year period
▪	Executed the following agreements:
o	Contract with The Gala Coral Group (“Coral”) for Global Draw to continue to be the exclusive provider of server-based gaming terminals for Coral’s estate through 2017
o	Contract for Properties Plus® internet-based player loyalty rewards program for the Kentucky Lottery
o	Seven-year contract with the Atlantic Lottery to remain the exclusive instant ticket supplier through July 2019
o	Three-year contract with the Massachusetts Lottery to supply instant tickets through September 2015
o	Six-year contract with the Texas Lottery to supply instant tickets through August 2018
o	Five-year contract with the Connecticut Lottery to supply instant tickets through August 2017
o	Two-year contract with the New Zealand Lottery to supply instant tickets through July 2014
▪	Completed $300 million offering of 6.250% senior subordinated notes due 2020 (“2020 Notes”); redeemed 7.875% senior subordinated notes due 2016 (“2016 Notes”)
▪	Company repurchased 6,196,606 of its common shares at an aggregate cost of $45.5 million during the third quarter; through the settlement date of November 2, 2012, Company repurchased 8,092,198 shares for approximately $60.7 million during 2012

"We were very pleased with the continued strong retail sales in the U.S. and U.K., which helped to offset weakness in our Italy and China businesses and the unfavorable impact of foreign currency fluctuations on our results,” Chairman and Chief Executive Officer A. Lorne Weil commented. “We are encouraged by signs of stabilization in Italy, based on a number of recent weeks of improved performance. While our China business remains soft as we move into the fourth quarter, we are taking a series of actions designed to revitalize our business there.”

Mr. Weil continued, “We remain focused on our longer term pipeline of growth opportunities. Our plans are ambitious for the U.S., where we believe the lottery industry is at the beginning of a new phase of growth with the ability to offer games to players via the internet. As the leader in internet-based player loyalty programs for U.S. lotteries, we believe we are uniquely positioned to help lotteries transition to offering pay-for-play products to their customers. We also see additional opportunities both in the U.S. and internationally to implement our industry-leading instant game management and optimization programs as well as our integrated lottery solutions that have proven successful in maximizing lottery performance in many jurisdictions globally.”

Jeffrey S. Lipkin, Senior Vice President and Chief Financial Officer, added, "We’ve taken further steps this quarter to strengthen our balance sheet. The favorable credit market environment provided an opportunity to refinance our debt at very attractive rates and extend our weighted average maturities to over five years, positioning us well to pursue our growth initiatives. Furthermore, we believe that the recent activity under our share repurchase program demonstrates our Board of Directors’ and management’s continued support of and confidence in our strategic plan and long-term growth prospects.”

Business Update

Our third quarter results reflected varying levels of strength across our diverse global businesses. U.S. retail sales continued on a positive trend. Our customers’ retail sales of instant tickets rose 8.9% in the quarter and their sales of draw games grew 8.5%. Instant ticket sales continue to be propelled by strong performance in larger states, and draw sales have benefited from higher average jackpots. We are also pleased that we secured a number of our instant ticket contracts during the quarter.

We have seen sustained success with our services provided to the Illinois Lottery through Northstar, where revenue grew approximately 17% in the third quarter, driven by a nearly 20% increase in instant ticket retail sales and a 12% increase in draw sales. We think the results in Illinois are a good indicator of how we can help lotteries maximize their performance through our industry-leading instant game and facilities management programs, as we have done in other states such as Florida, Pennsylvania and Georgia, which also reported strong instant ticket sales increases this quarter. We believe these value-added programs, including game design, telemarketing, predictive ordering, warehousing and distribution and retail execution, are a key factor behind the instant ticket sales growth that U.S. lotteries have been realizing for some period of time.

During the third quarter, we began selling our new ULTRATM multi-game video gaming terminal. While the ULTRA has been in the field for just a short time, we are very excited about the prospects for this new, innovative product that builds on years of experience developed in our lottery and Global Draw businesses. This new product provides us with access to the North American machine business to complement our successful central monitoring and control systems business.

As importantly, video gaming was launched in Illinois in early October, with statewide monitoring and control provided by our central system.

Our Gaming business performed well again this quarter. Revenue grew 14% driven by the acquisition of Barcrest and an increase in Global Draw’s U.K. total gross win and gross win per terminal per day. Based on the latest quarterly results reported by Ladbrokes and William Hill, Ladbrokes’ gross win per terminal per week is approximately £50 higher than William Hill’s, a significant improvement compared to the period before Scientific Games was the exclusive provider to Ladbrokes, when Ladbrokes’ gross win per terminal per week was approximately £120 lower than William Hill’s. Additionally, the Gaming business has already realized some benefits from the recent acquisition of ADS and its leading field-based service team, which has expanded the range of products and services offered to betting shop customers. The extension of the exclusive Coral contract secures this significant customer through 2017 and Coral will be the first customer to introduce Global Draw’s new state-of the-art Infinity2 terminal that features an innovative new design and expanded functionality to enhance the player’s experience.

In Italy, retail sales of instant tickets declined by approximately 6.3% in the third quarter, which we believe continued to be due to a decrease in consumer spending related to difficult economic conditions and tax increases. We are encouraged by some recent evidence of stabilization in the instant ticket business in Italy, based on a number of weeks of improved performance in both September and October. While it is too early to determine if this is a turnaround, it is encouraging.

Instant ticket retail sales in China remained weak in the third quarter, with sales softening further in the fourth quarter. However, retail sales of the entire lottery segment in China grew by 20% year-to-date through September 30, 2012, indicating sustained consumer demand for lottery products. Instant ticket sales have been impacted by a number of factors, including competition from other lottery games. With our lottery partners, we have developed a series of remedial actions that we believe will slow down and ultimately reverse the recent trends; however, we expect it will take some time for these actions to take effect so that we may better capitalize on the long-term opportunity in China.

Looking ahead, other growth initiatives include additional roll-outs of our Properties Plus player rewards programs. During the quarter, the Kentucky Lottery became our seventh Properties Plus customer and we continue to realize increased revenue from this business. We see additional opportunities in the pipeline and believe the Properties Plus program will help lead the way for states to begin providing internet-based offerings. We expect that our long track record as an internet-based services vendor will provide a competitive advantage.

Other developments during the quarter include the execution of a new license agreement with Zynga, which provides us the ability to feature many of Zynga’s key brands on lottery instant tickets and virtual games. Consistent with the increasing interest in driving players online, lotteries will now have access to Zynga-branded 2nd Chance interactive games and 2nd Chance virtual prizes that players can redeem in conjunction with their favorite Zynga social games. The “$1 Million Las Vegas Game Show Experience,” our 2012 multi-state game, which launched in the second quarter, has shown promising initial results, with 11 states signed up for the game.

The recent acquisitions of Provoloto and Parspro have also created new opportunities for Scientific Games. We are working to build on Provoloto’s position as a leading provider of instant ticket services in Mexico with our content, licensing and marketing capabilities, in order to strengthen our presence there and create a platform for further expansion in Latin America.

In Delaware, where we are the only vendor supplying a sports betting platform for a lottery in the U.S., betting through our system during the current NFL season has increased by 37% through late October 2012 compared to the prior-year period, reinforcing the enthusiasm for this business that we have had for some time. Indeed, with our many years of gaming expertise, combined with our recent acquisition of Parspro and its state-of-the art sports betting solutions, we see the potential for this area to be one of the next waves of lottery development.

Third Quarter 2012 Financial Results

Revenue

•	Revenue increase of 2.1% reflects growth in Gaming and Lottery Systems segments, partially offset by a decline in Printed Products and an unfavorable foreign exchange impact of $5.0 million

Operating Income

•	Decrease in operating income primarily reflects:
o	$11.2 million increase in depreciation and amortization
o	$0.8 million increase in employee termination and restructuring
o	Increases partially offset by $3.3 million decrease in selling, general and administrative
•	Increase in depreciation and amortization principally reflects:
o	Accelerated depreciation of $8.6 million related to a write-down of gaming terminals and previously announced closing of Australia printing facility
o	$1.6 million of additional depreciation from acquisition of Barcrest
•	Reduction in selling, general and administrative primarily due to:
o	$4.5 million decrease in accrual related to the Asia-Pacific business incentive compensation plan
o	$1.1 million decrease in acquisition and advisory fees
o	$1.0 million reduction in contractual marketing commitments
o	Decreases partially offset by $2.4 million increase in accounts receivable reserves and $1.5 million of incremental overhead from acquisition of Barcrest
•	Increase in employee termination and restructuring in the Printed Products and Gaming groups of $0.3 million and $0.5 million, respectively

Net Income

•	In addition to the impact of the items mentioned above, the decline in net income reflected:
o	$11.3 million increase in loss on early extinguishment of debt related to the redemption of the 2016 Notes and the write-off of previously deferred financing costs
o	$3.2 million of lower earnings from equity investments, primarily reflecting a decline in instant ticket retail sales in Italy
o	$2.9 million increase in income tax expense
o	Decline partially offset by $2.2 million decrease in other expense principally due to a decline in foreign exchange transaction expense

EBITDA from Equity Investments

•	EBITDA from equity investments decreased by $3.5 million, principally due to lower results from Italy and China of $3.6 million and $0.9 million, respectively

Attributable EBITDA

•	Attributable EBITDA increased by $0.8 million, despite a reduction in EBITDA of approximately $6.4 million from Italy and China businesses including unfavorable currency fluctuations

Third Quarter 2012 Operating Results by Segment

($ in millions)

	Revenue		Operating Income
	Three Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
Printed Products	$127.4	$129.6	$30.3	$34.7
Lottery Systems	61.9	59.6	8.9	7.3
Gaming	38.3	33.5	(7.7)	3.2

Printed Products

Revenue

•	Revenue decrease of 1.8% resulted primarily from decline in licensed properties business of $6.2 million, largely due to challenging year-over-year comparisons resulting from timing of launch of the Wheel of Fortune® multi-state game in 2011 compared to the timing of the Las Vegas Game Show multi-state game in 2012, which launched later during the year
•	$3.2 million decline in international revenue from customers that purchase tickets on a price per thousand unit basis, including lower sales to Italy
•	$1.4 million unfavorable foreign exchange impact
•	Revenue decreases partially offset by:
o	$5.2 million increase in revenue from U.S. and international customers that compensate us based on a percentage of retail sales, including cooperative services customers
o	$3.4 million increase in revenue from U.S. customers that purchase tickets on a price per thousand unit basis

Operating Income

•	Operating income decrease reflected:
o	$3.5 million impact from lower revenue and less profitable mix of revenue
o	$2.2 million increase in depreciation and amortization
o	$0.3 million of employee termination and restructuring related to closing of Australia printing facility
•	Increase in depreciation and amortization principally reflected:
o	$1.9 million of accelerated depreciation related to closing Australia printing facility
•	Decrease in operating income partially offset by $1.6 million decrease in selling, general and administrative principally due to a reduction in contractual marketing commitments and incentive compensation expense in current-year period

Lottery Systems

Revenue

•	Revenue increase of 3.8% primarily reflected higher sales revenue from increased demand for equipment and systems from both U.S. and international customers
•	Service revenue was essentially flat compared to the prior-year period as strength in current-year period in U.S. business resulted in $2.7 million revenue increase, driven by a large Powerball® jackpot and higher instant ticket validation revenue, which was in large part offset by $1.9 million of lower revenue in China
•	$2.1 million unfavorable foreign exchange impact

Operating Income

•	Increase in operating income primarily reflects higher revenue from system sales

Gaming

Revenue

•	Revenue increase of 14.2% principally driven by acquisition of Barcrest, which contributed $3.7 million and $3.0 million of service revenue and sales revenue, respectively
•	Results also benefitted from $1.7 million increase in service revenue from licensed betting office customers in the U.K. due in part to higher gross win per terminal per day, partially offset by impact of loss of William Hill contract
•	Revenue growth was partially offset by:
o	$1.7 million negative impact from exiting Austrian over-the-counter business
o	$1.5 million unfavorable foreign exchange impact

Operating Income

•	Decrease in operating income primarily due to:
o	$9.0 million increase in depreciation and amortization
o	$4.4 million increase in selling, general and administrative
o	$0.5 million increase in employee termination and restructuring; current-period amount relates to previously announced reorganization of Gaming business
•	Increase in depreciation and amortization principally reflects:
o	$6.7 million of accelerated depreciation related to a write-down of gaming terminals
o	$1.6 million of additional depreciation from acquisition of Barcrest
•	Increase in selling, general and administrative primarily due to:
o	$2.4 million increase in accounts receivable reserves
o	$1.5 million of incremental overhead from acquisition of Barcrest
•	Decrease in operating income partially offset by $3.0 million impact from higher and more profitable mix of revenue

Liquidity and Capital Resources

•	At September 30, 2012, cash and cash equivalents of $136.0 million and availability under revolving credit facility of $210.3 million
•	Total debt of $1,469.1 million as of September 30, 2012 increased from $1,390.7 million at December 31, 2011, primarily reflecting the issuance of $300 million in 2020 Notes and the redemption of $200 million in 2016 Notes during the third quarter, and the reduction of our China loans by approximately $16.3 million in the nine months ended September 30, 2012
•	Free cash flow for third quarter was $(5.1) million, compared to $30.8 million in prior-year quarter, primarily due to increased capital expenditures of $5.5 million and increased working capital usage
•	Received $0.6 million in cash dividends from equity investment in RCN during third quarter
•	Company repurchased 6,196,606 of its common shares at an aggregate cost of $45.5 million during the third quarter. Through the settlement date of November 2, 2012, Company repurchased 8,092,198 shares for approximately $60.7 million during 2012.

Conference Call Details

Scientific Games will host a conference call today at 5:00 pm Eastern Standard Time to review these results and discuss other topics. To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section. To access the call by telephone, please dial (866) 713-8566 (U.S. and Canada) or (617) 597-5325 (international) 15 minutes prior to the start of the call. The conference ID is 73844124.

A presentation summarizing the results will also be provided in the Investor Information section on our website prior to the conference call. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on our website.

About Scientific Games

Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games' integrated array of products and services includes instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming terminals and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

Company Contact:

Cindi Buckwalter, Investor Relations

(212) 754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure of Northstar to meet the net income targets or otherwise realize the anticipated benefits under its private management agreement with the Illinois Lottery; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the potential expansion of regulated gaming via the internet; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with international operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized below), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our equity investments (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other equity investments to the extent it has been distributed to us). Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

Attributable EBITDA includes adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our credit agreement (which adjustments are summarized in the paragraph below). Note that the adjustment referred to in clause (9) in the paragraph below was added to the definition of “consolidated EBITDA” as part of the March 11, 2011 amendment to our credit agreement and revised as part of the August 25, 2011 amendment to our credit agreement.

"Consolidated EBITDA" means, for any period, "consolidated net income" as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our equity investments (other than our Italian joint venture) except to the extent that such income has been distributed to us) for such period plus, to the extent deducted in calculating such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense (other than any interest expense of our Italian joint venture in respect of debt for borrowed money of such joint venture if such debt exceeds $25,000,000 in the aggregate), (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made, such as our acquisition of Global Draw, or any other “permitted acquisitions” (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) any cash compensation expense incurred but not paid in such period so long as no cash payment in respect thereof is made or required to be made prior to the scheduled maturity of the borrowings under the credit agreement (provided that up to $993,000 of non-cash compensation expense accrued prior to August 25, 2011 may be added back notwithstanding that cash payments may be required to be made in respect thereof prior to the scheduled maturity of the borrowings) (see line item captioned “Deferred Contingent Compensation Expense” in the schedules below), (10) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (11) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (12) advisory fees and related expenses paid to advisory firms in connection with “permitted acquisitions” (see line item captioned “Acquisition Advisory Fees” in the schedules below), (13) certain specified "permitted add-backs" (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to “consolidated EBITDA” in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing items (1) through (13) do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to “permitted add-backs”, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (14) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a concession to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (15) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with any charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition, in an aggregate amount (for all periods combined) not to exceed $7,325,000 (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (16) up to 5,250,000 pounds Sterling during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below), provided that the aggregate amount of “consolidated EBITDA” that is attributable to the Company’s interest in its Italian joint venture that would not have otherwise been permitted to be included in “consolidated EBITDA” prior to giving effect to the March 11, 2011 amendment to the credit agreement will be capped at $25,000,000 in any period of four consecutive fiscal quarters (or $30,000,000 in the case of any such period ending on or prior to June 30, 2012). “Consolidated EBITDA” is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement. The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by the full text of such definitions in our credit agreement which was amended and restated on August 25, 2011, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2011.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures). Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from equity investments, as included herein, represents our share of EBITDA from equity investments, which is defined as equity in earnings from our equity investments (whether or not any such earnings have been distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other. EBITDA from equity investments is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to earnings from equity investments in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of its equity investments, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, the Company’s management believes that attributable EBITDA is helpful in assessing the overall operating performance of the Company and its equity investments and highlighting trends in the Company’s and its equity investments’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from the Company’s and its equity investments’ earnings financial items that management believes have less bearing on the Company’s and its equity investments’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense.  Moreover, management believes attributable EBITDA is useful to investors because a significant and increasing amount of the Company’s business is from its equity investments. Management further believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that EBITDA from equity investments is helpful in monitoring the financial performance of the Company’s equity investments and eliminates from the equity investments’ earnings financial items that management believes have less bearing on the equity investments’ performance.

The Company’s management also believes attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement. Moreover, attributable EBITDA and free cash flow (calculated by subtracting total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures) from attributable EBITDA) are metrics used in determining performance-based bonuses (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account changes in applicable accounting rules during the year)).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Instant tickets	$124,434	$126,693	$367,385	$370,972
Services	82,622	81,429	261,543	237,272
Sales	20,421	14,617	62,431	31,399
Total revenue	227,477	222,739	691,359	639,643

Operating expenses:
Cost of instant tickets (1)	73,085	71,785	211,468	211,151
Cost of services (1)	42,947	42,562	134,079	122,944
Cost of sales (1)	12,784	10,332	43,949	21,383
Selling, general and administrative	44,383	47,660	137,726	130,640
Employee termination and restructuring	1,830	1,030	10,751	1,030
Depreciation and amortization	39,241	27,994	108,845	87,902
Operating income	13,207	21,376	44,541	64,593
Other (income) expense:
Interest expense	25,990	26,297	75,073	79,161
Earnings from equity investments	(5,702)	(8,895)	(21,462)	(27,469)
Early extinguishment of debt	15,464	4,185	15,464	4,185
Other (income) expense, net	(537)	1,711	93	(159)
Total other expense	35,215	23,298	69,168	55,718
Income (loss) before income tax expense	(22,008)	(1,922)	(24,627)	8,875
Income tax expense	5,125	2,202	13,276	12,912
Net income (loss)	$(27,133)	$(4,124)	$(37,903)	$(4,037)

Net income (loss) per share:
Basic net income (loss)	$(0.30)	$(0.04)	$(0.41)	$(0.04)
Diluted net income (loss)	$(0.30)	$(0.04)	$(0.41)	$(0.04)
Weighted average number of shares:
Basic shares	89,950	92,125	91,723	92,027
Diluted shares	89,950	92,125	91,723	92,027

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	September 30,	December 31,
	2012	2011
Assets:
Cash and cash equivalents	$135,954	$104,402
Other current assets	326,138	301,154
Property and equipment, net	396,400	426,488
Equity investments	321,005	340,494
Other long-term assets	1,018,538	989,373
Total assets	$2,198,035	$2,161,911

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$14,978	$26,191
Other current liabilities	211,926	210,902
Long-term debt, excluding current portion	1,454,088	1,364,476
Other long-term liabilities	116,906	116,628
Stockholders' equity	400,137	443,714
Total liabilities and stockholders' equity	$2,198,035	$2,161,911

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA
(Unaudited, in thousands)

	Three Months Ended September 30, 2012
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$124,434	$-	$-	$-	$124,434
Services	-	49,391	33,231	-	82,622
Sales	2,932	12,469	5,020	-	20,421
Total revenue	127,366	61,860	38,251	-	227,477
Cost of instant tickets (1)	73,085	-	-	-	73,085
Cost of services (1)	-	27,852	15,095	-	42,947
Cost of sales (1)	1,844	6,997	3,943	-	12,784
Selling, general and administrative	10,567	5,658	8,166	14,085	38,476
Stock-based compensation	863	583	463	3,998	5,907
Employee termination and restructuring	287	-	1,543	-	1,830
Depreciation and amortization	10,426	11,877	16,788	150	39,241
Operating income (loss)	$30,294	$8,893	$(7,747)	$(18,233)	$13,207

	Three Months Ended September 30, 2011
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$126,693	$-	$-	$-	$126,693
Services	-	49,944	31,485	-	81,429
Sales	2,953	9,640	2,024	-	14,617
Total revenue	129,646	59,584	33,509	-	222,739
Cost of instant tickets (1)	71,785	-	-	-	71,785
Cost of services (1)	-	26,899	15,663	-	42,562
Cost of sales (1)	1,906	6,813	1,613	-	10,332
Selling, general and administrative	12,173	6,104	3,885	19,907	42,069
Stock-based compensation	856	522	353	3,860	5,591
Employee termination and restructuring	-	-	1,030	-	1,030
Depreciation and amortization	8,177	11,939	7,744	134	27,994
Operating income (loss)	$34,749	$7,307	$3,221	$(23,901)	$21,376

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA
(Unaudited, in thousands)

	Nine Months Ended September 30, 2012
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$367,385	$-	$-	$-	$367,385
Services	-	153,511	108,032	-	261,543
Sales	8,177	37,446	16,808	-	62,431
Total revenue	375,562	190,957	124,840	-	691,359
Cost of instant tickets (1)	211,468	-	-	-	211,468
Cost of services (1)	-	84,174	49,905	-	134,079
Cost of sales (1)	5,245	23,681	15,023	-	43,949
Selling, general and administrative	31,745	17,791	21,309	49,352	120,197
Stock-based compensation	2,544	1,701	1,306	11,978	17,529
Employee termination and restructuring	4,794	-	5,957	-	10,751
Depreciation and amortization	31,242	35,953	41,201	449	108,845
Operating income (loss)	$88,524	$27,657	$(9,861)	$(61,779)	$44,541

	Nine Months Ended September 30, 2011
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$370,972	$-	$-	$-	$370,972
Services	-	150,356	86,916	-	237,272
Sales	6,810	22,447	2,142	-	31,399
Total revenue	377,782	172,803	89,058	-	639,643
Cost of instant tickets (1)	211,151	-	-	-	211,151
Cost of services (1)	-	79,087	43,857	-	122,944
Cost of sales (1)	4,150	15,585	1,648	-	21,383
Selling, general and administrative	33,950	15,047	9,620	56,730	115,347
Stock-based compensation	2,571	1,375	1,180	10,167	15,293
Employee termination and restructuring	-	-	1,030	-	1,030
Depreciation and amortization	24,745	35,185	27,581	391	87,902
Operating income (loss)	$101,215	$26,524	$4,142	$(67,288)	$64,593

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ATTRIBUTABLE EBITDA

RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss)	$(27,133)	$(4,124)	$(37,903)	$(4,037)
Add: Income tax expense	5,125	2,202	13,276	12,912
Add: Depreciation and amortization	39,241	27,994	108,845	87,902
Add: Interest expense	25,990	26,297	75,073	79,161
Add: Early extinguishment of debt	15,464	4,185	15,464	4,185
Add: Other (income) expense	(537)	1,711	93	(159)
EBITDA	$58,150	$58,265	$174,848	$179,964

Credit Agreement adjustments:
Add: Debt-Related Fees and Charges (1)	$15,509	$4,185	$15,564	$4,306
Add: Amortization of Intangibles	-	-	-	-
Add: Earn-outs for Permitted Acquisitions	-	-	-	105
Add: Extraordinary Charges or Losses under GAAP	-	-	-	-
Add: Non-Cash Stock-Based Compensation Expenses	5,907	5,591	17,529	15,293
Add: Deferred Contingent Compensation Expense	-	-	-	993
Add: Non-Recurring Write-Offs under GAAP	-	324	-	324
Add: Acquisition Advisory Fees	485	1,587	1,156	1,587
Add: Specified Permitted Add-Backs (2)	2,339	3,305	12,124	6,097
Add: Italian Concession Obligations	-	-	-	-
Add: Racing Disposition Charges and Expenses	-	18	-	96
Add: Playtech Royalties and Fees	1,834	494	5,364	1,653
Less: Interest Income	(296)	(69)	(356)	(274)
Less: Extraordinary Income or Gains under GAAP	-	-	-	-
Less: Income on Earn-Outs for Permitted Acquisitions	-	-	-	-

Adjustments to conform to Credit Agreement definition:
Add/Less: Other (income) expense (3)	537	(1,711)	(93)	159
Less: Early extinguishment of debt	(15,464)	(4,185)	(15,464)	(4,185)
Less: Earnings from equity investments	(5,702)	(8,895)	(21,462)	(27,469)
Add: EBITDA from equity investments	19,202	22,751	63,535	68,525
Attributable EBITDA	$82,501	$81,660	$252,745	$247,174

EBITDA from equity investments (4):
Earnings from equity investments	$5,702	$8,895	$21,462	$27,469
Add: Income tax expense	2,477	3,641	9,250	9,912
Add: Depreciation and amortization	10,192	9,259	29,884	27,494
Add: Interest expense, net of other	831	956	2,939	3,650
EBITDA from equity investments	$19,202	$22,751	$63,535	$68,525

(1) Amount reflects write-off of unamortized deferred financing costs in connection with early extinguishment of debt and other debt-related fees and charges.

(2) Amount includes management transition expenses, transaction expenses and restructuring expenses.

(3) Amounts include foreign exchange transactions, interest income, minority interest and other items.

(4) EBITDA from equity investments includes results from the Company's participation in Lotterie Nazionali S.r.l., Roberts Communications Network, LLC, CSG Lottery Technology (Beijing) Co. Ltd., Sportech Plc, Sciplay (through January 23, 2012), Guard Libang and Northstar Lottery Group, LLC (beginning March 1, 2011).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net cash provided by operating activities	$24,572	$55,044	$107,928	$152,627

Less: Capital expenditures	(4,883)	(2,250)	(9,194)	(5,863)
Less: Lottery and gaming systems expenditures	(11,367)	(11,781)	(30,723)	(33,972)
Less: Other intangible assets and software expenditures	(13,408)	(10,164)	(40,109)	(28,536)
Total Capital Expenditures	$(29,658)	$(24,195)	$(80,026)	$(68,371)

Free cash flow	$(5,086)	$30,849	$27,902	$84,256

For the third quarter ended September 30, 2012, the Company received no return of capital payments from its equity investments. For the third quarter ended September 30, 2011, the Company received a return of capital payment from its equity investment in LNS of $0.4 million.

For the second quarter ended June 30, 2012, the Company received return of capital payments from its equity investments in LNS of $15.1 million and ITL of $0.9 million. For the second quarter ended June 30, 2011, the Company received return of capital payments from its equity investment in LNS of $6.3 million.

For the first quarter ended March 31, 2012, the Company received return of capital payments from its equity investment in ITL of $2.2 million. For the first quarter ended March 31, 2011, the Company received no return of capital payments from its equity investments.

These items were not included in the Company's Free Cash Flow metric.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited, in millions, except terminals and ASP)

	Three Months Ended September30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Italy - Gratta e Vinci (1):
Retail Sales (Euros) (1)	2,243.0	2,393.0	7,296.0	7,764.0

China - China Sports Lottery (1):
Retail Sales (RMB)	3,897.0	4,730.0	13,480.0	14,697.0
Tickets Sold	510.0	651.0	1,801.0	2,097.0
ASP (RMB)	7.64	7.27	7.48	7.01

	As of September 30,
Terminal installed base at end of period:	2012	2011
Global Draw	24,752	26,632
Games Media	2,514	3,641
Barcrest	4,352	5,267

(1) Information provided by third-party lottery operators.